EXHIBIT 99.1

TIFFANY & CO.
NEWS RELEASE

Fifth Avenue & 57th Street	Contact:
New York, N.Y. 10022	Mark L. Aaron
212-230-5301
mark.aaron@tiffany.com

TIFFANY NAMES NEW CHAIRMAN OF THE BOARD

New York, N.Y., September 21, 2017 -Tiffany & Co. (NYSE: TIF) reported today that the Company’s Board of Directors has elected Roger Farah as Chairman, effective October 2nd. Mr. Farah, 64, joined Tiffany’s Board in March 2017. He has served in leadership roles at Ralph Lauren Corporation, Venator Group, Inc., R.H. Macy & Co., Inc. and Federated Merchandising Services.

Michael J. Kowalski, Chairman since 2002, initially joined the Board in 1995 and will remain a director. In addition, Mr. Kowalski, Chief Executive Officer from 1999 until his retirement effective March 2015, and Interim CEO since February 2017, will relinquish that title when the Company’s newly-appointed CEO, Alessandro Bogliolo, joins the Company in October.

Mr. Kowalski said, “Roger has significant experience as a leader in the luxury retail industry, and I and my fellow directors value tremendously his expertise and insight which have been apparent during his time on the Board. With the appointment of Alessandro as our new CEO, and under Roger’s leadership on the Board, I believe we are well positioned to execute on strategies to drive comparable store sales growth and stronger earnings growth in the longer-term.”

Tiffany is the internationally-renowned jeweler founded in New York in 1837. Through its subsidiaries, Tiffany & Co. manufactures products and operates TIFFANY & CO. retail stores worldwide, and also engages in direct selling through Internet, catalog and business gift operations. Please visit www.tiffany.com for additional information.

Forward-Looking Statements:
Statements contained in this document that are not statements of historical fact, including those that refer to plans, assumptions and expectations for the current fiscal year and future periods, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that can be identified by the use of words such as ‘expects,’ ‘believes,’ ‘may,’ ‘will,’ ‘can,’ ‘should’ and variations of such words and similar expressions.

Examples of forward-looking statements include, but are not limited to, statements we make regarding the Company’s plans, assumptions, expectations, beliefs and objectives with respect to sales growth; earnings growth; the Company’s strategy and initiatives and the pace of execution thereon; and the Company’s objectives to improve financial performance.

These forward-looking statements are based upon the current views and plans of management, speak only as of the date on which they are made and are subject to a number of risks and uncertainties, many of which are outside of our control. Actual results could therefore differ materially from the planned, assumed or expected results expressed in, or implied by, these forward-looking statements. While we cannot predict all of the factors that could form the basis of such differences, key factors include, but are not limited to: global macroeconomic and geopolitical developments; changes in interest and foreign currency rates; changes in taxation policies and regulations; shifting tourism trends; regional instability; violence (including terrorist activities); political activities or events; weather conditions that may affect local and tourist consumer spending; changes in consumer confidence, preferences and shopping patterns, as well as our ability to accurately predict and timely respond to such changes; shifts in the Company’s product and geographic sales mix; variations in the cost and availability of diamonds, gemstones and precious metals; adverse publicity regarding the Company and its products, the Company’s third-party vendors or the diamond or jewelry industry more generally; any non-compliance by third-party vendors and suppliers with the Company’s sourcing and quality standards, codes of conduct, or contractual requirements as well as applicable laws and regulations; changes in our competitive landscape; disruptions impacting the Company’s business and operations; failure to successfully implement or make changes to the Company’s information systems; gains or losses in the trading value of the Company’s stock, which may impact the amount of stock repurchased; the Company’s ability to successfully control costs and execute on, and achieve the expected benefits from, the operational and strategic initiatives; and any adverse developments or delays encountered by the Company in onboarding its next chief executive officer. Developments relating to these and other factors may also warrant changes to the Company’s operating and strategic plans, including with respect to store openings, closings and renovations, capital expenditures, information systems development, inventory management, and continuing execution on, or timing of, the aforementioned initiatives. Such changes could also cause actual results to differ materially from the expected results expressed in, or implied by, the forward-looking statements.

Additional information about potential risks and uncertainties that could affect the Company’s business and financial results is included under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2017 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent quarterly report on Form 10-Q. Readers of these documents should consider the risks, uncertainties and factors outlined above and in the Form 10-K in evaluating, and are cautioned not to place undue reliance on, the forward-looking statements contained herein. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law or regulation.

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